Exhibit 10.5
NEOPROBE CORPORATION
SECOND AMENDMENT TO 10% SERIES A SENIOR SECURED CONVERTIBLE PROMISSORY NOTE
     This Second Amendment (“Amendment”) is made as of April 16, 2008, to the 10% Series A Senior Secured Convertible Promissory Note, dated December 26, 2007 (the “Note”), between NEOPROBE CORPORATION (the “Maker”), incorporated under the laws of the State of Delaware, with its principal office at 425 Metro Place North, Suite 300, Dublin, OH 43017 and Platinum-Montaur Life Sciences, LLC, a Delaware limited liability company (the “Holder”). Capitalized terms not otherwise defined herein shall have the respective meanings defined in the Note.
RECITAL
     The parties hereto desire to enter into this Amendment to amend the terms of the Note upon the terms specified herein.
STATEMENT OF AGREEMENT
     In consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
     1. Holder. Holder represents and warrants to Maker that it is the current Holder of the Note, and that it has not made any assignment or transfer thereof, or of any interest therein.
     2. Amendment of Note. Holder and Maker hereby agree to amend Section 2.1(j) of the Note to read as follows:
     (j) at any point after 135 vital blue dye lymph nodes have been obtained from patients who have completed surgery and injection of the drug in the Phase 3 clinical trial of Lymphoseek (NEO3-05), the failure of Maker to achieve the primary objective in such trial of efficacy of Lymphoseek, which is the concordance of in-vivo detection rate of Lymphoseek and vital blue dye in tumor-draining sentinel lymph nodes as confirmed by pathology in at least ninety-three percent (93%) of such patients, determined in good faith by the Company and the Holder following a review of the unaudited trial data;
All other terms and provisions of the Note remain unchanged.
     2. Counterparts. This Amendment may be executed in multiple counterparts, each of which is deemed an original, but all of which together constitute one and the same instrument.

     3. Entire Agreement. Except to the extent expressly modified by this Amendment, each of (i) the Note, (ii) the Purchase Agreement referenced in Section 1.1 of the Note, (iii) the other Transaction Documents referenced in the Purchase Agreement, remains in full force and effect in accordance with its terms. The Note (as amended hereby) and other agreements referenced in the preceding sentence constitute the entire agreement among the parties with respect to the subject matter hereof and supersede in all respects any other agreement or understanding among the parties. No party will be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.
     4. Severability. If any one or more of the provisions contained in this Amendment may be invalid, illegal, or unenforceable in any respect, then the validity, legality, or enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.
     5. Successors and Assigns. This Amendment is binding upon and inures to the benefit of the Maker and the Holder and their respective successors and permitted assigns, whether or not such successors or assigns are permitted by the terms of the Note.
     6. Governing Law. This Amendment is governed by and will be construed and enforced in accordance with the law of the State of New York, without giving effect to the conflicts of laws principles of any jurisdiction.
     IN WITNESS WHEREOF, the Maker and the Holder have executed this Amendment as of the date first above written.

MAKER:

NEOPROBE CORPORATION

By:	/s/ David C. Bupp

Name:	David C. Bupp
Title:	President and CEO

HOLDER:

PLATINUM-MONTAUR LIFE SCIENCES, LLC

By:	/s/ Michael Goldberg

Name:	Michael Goldberg
Title:	Portfolio Manager